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                                                                   Exhibit 10.16

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into on July 19, 2002 (the "Effective Date"), by and between James M. Usdan (the "Executive") and Castle Dental Centers, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, The Company wishes to employ the Executive as President and Chief Executive Officer, and the Executive wishes to be so employed by the Company, all upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the promises and mutual covenants and obligations herein set forth and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows, intending to be legally bound:

     1. EMPLOYMENT AND TERM. The Company hereby employs the Executive to serve as President and Chief Executive Officer. The term of this Agreement shall begin on the Effective Date and shall terminate thirty-six (36) months from the Effective Date, unless earlier terminated by either party hereto in accordance with the provisions of Section 5 hereof. After the expiration of the initial 36-month term of this Agreement, the Executive's period of employment under this Agreement shall be automatically renewed for successive one-year terms on each anniversary of the Effective Date, unless written notice of non-renewal is delivered by one party to the other at least 120 days before the end of any such one-year renewal term. During the term of this Agreement, the terms of employment shall be as set forth herein unless modified by the Executive and the Company in accordance with the provisions of Section 10 hereof. The Executive hereby agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter set forth.

     2. POSITION AND RESPONSIBILITIES. The Executive shall report to, and be subject to the general direction and control of, the Board of Directors of the Company. The Executive will be elected as a member of the Board of Directors of the Company during the term of this Agreement so long as he is the Chief Executive Officer of the Company, and the Executive shall also have the right to participate in the nomination of the member of the Board of Directors not designated by the holders of Series A-1 Convertible Preferred Stock of the Company. The Executive shall have other obligations, duties, authority and power to do all acts and things as are customarily done by a person holding the same or equivalent position or performing duties similar to those to be performed by executives in corporations of similar size to the Company and shall perform such managerial duties and responsibilities for the Company which are not inconsistent with the Executive's position as may reasonably be assigned to him by the Board of Directors of the Company. Unless otherwise agreed to by the Executive, the Executive shall be based at the Company's offices located in the greater metropolitan area of Houston, Texas.

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     3.   EXTENT OF SERVICE. The Executive shall devote his full business time and attention to the business of the Company. During the term of this Agreement, however, it shall not be a violation of this Agreement for the Executive to (a) serve on any corporate board or committee thereof with the approval of the Board of Directors, (b) serve on the board of directors of MetroOne Telecommunications, (c) serve on any academic, university, civic or charitable board of directors, (d) deliver lectures or make teaching or speaking engagements, (e) testify as a witness in litigation involving a former employer, or (f) manage personal investments, so long as such activities do not, taken together, materially interfere with the performance of the Executive's responsibilities under this Agreement.

     4.   COMPENSATION.

          (a) Salary. In consideration of the services to be rendered by the Executive to the Company, the Company will pay the Executive a salary ("Salary") of $30,208 per month during the term of this Agreement. Such Salary will be payable in accordance with the Company's customary payroll practices and shall be subject to all applicable federal and state withholding, payroll and other taxes. If the Company achieves the targets set forth in the 2002 Bank Plan attached hereto as Exhibit A (the "Bank Plan"), the Executive's annual Salary for 2003 will automatically be increased by the greater of $12,500 or an amount determined by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). In addition, the amount of the Executive's Salary may be increased from time to time during the term of this Agreement, by, and at the sole discretion of, the Compensation Committee, which shall review the Executive's Salary no less regularly than annually.

          (b) Bonus. The Executive shall be eligible for an annual bonus of up to 100% of Executive's annual Salary. A guaranteed bonus of $66,667 will be paid to the Executive in 2002, with one-half ($33,333.50) payable at the end of the pay period during which the restructuring of the Company's senior credit agreement is completed (contemplated to take place in July 2002) and one-half ($33,333.50) payable at the end of the pay period during which the 2002 annual audit is completed and delivered to the Company. The remaining $295,833 of available bonus potential for 2002 will be discretionary and based on the criteria approved by the Compensation Committee, which criteria shall be determined within 30 days of such committee's formation; provided, however, that if the Compensation Committee fails to determine such criteria within such 30-day period, the Executive shall be entitled to a bonus in the amount of $205,208 if the Company achieves the targets set forth in the Bank Plan. Except for the guaranteed bonus of $66,667 in 2002 and as set forth in the preceding sentence, any bonus paid to the Executive shall be based on performance and shall be payable at the sole discretion of the Compensation Committee.

          (c) Expenses. During the term of this Agreement, the Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations, entertainment and the like incurred by him in connection with the business of the Company upon submission by him of an appropriate statement documenting such expenses as required by the Internal Revenue Code of 1986, as amended (the "Code").

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          (d)  Relocation Expenses. In connection with the Executive's relocation to Houston, Texas, the Company agrees to reimburse the Executive for
(i) all reasonable costs incurred by the Executive in moving his personal belongings to Houston, (ii) a reasonable number of "house hunting" trips for the Executive and his wife, (iii) a reasonable broker's fee for selling the Executive's home in Austin, Texas, (iv) the points, if any, on a mortgage for a new home in Houston and (v) the lost deposit of $8,000 on the vacation that the Executive cancelled at the Company's request. In addition, if the Executive suffers a capital loss on the sale of his current home in Austin (which was purchased for $790,000), the Company, upon request, will loan the Executive up to the amount of the capital loss at a market rate of interest. Any such loan will be repaid to the Company by the Executive ratably over five years. Also, if necessary, the Company will pay for temporary housing and related expenses pending the Executive's relocation to Houston through December 31, 2002, unless such date is extended by the Compensation Committee in its sole discretion. All relocation expenses will be "grossed up" by the Company to compensate the Executive for the payment of any federal income taxes on such expenses.

          (e) Vacation. The Executive shall be entitled to 25 days of paid vacation for each calendar year during the term of this Agreement, earned on an accrual basis. Vacation shall start to accrue on the first day of each calendar year. The Company shall pay the Executive for any accrued but unused portion of vacation and any such unused portion of vacation shall not be carried forward to the next year.

          (f) Benefits. During the term of this Agreement, the Executive shall be entitled to participate in and to receive all rights and benefits under any bonus, stock option, equity incentive, pension, retirement, life, disability, medical and dental, health and accident and profit sharing or deferred compensation plans and such other plan or plans as may be implemented by the Company during the term of this Agreement. The Company shall provide the Executive with life insurance in an amount equal to the greater of (i) fifty percent (50%) of the Executive's annual Salary and (ii) the amount to which the Executive is entitled pursuant to the Company policy, if any, for its executive employees. The Executive shall also be entitled to participate in and to receive all rights and benefits under any plan or program adopted by the Company for any other or group of other executive employees of the Company, including without limitation, the rights and benefits under the directors' and officers' liability insurance currently in place under the Company's insurance program for the directors and officers of the Company, and any indemnification agreements entered into by the Company with its officers and directors providing them with indemnification from the Company for claims arising out of their service as officers and directors of the Company.

          (g) Stock Options. The Company shall promptly grant to the Executive options to purchase approximately 4,600,000 shares of common stock of the Company at fair market value on the date hereof pursuant to the terms of the Company's 2002 Stock Option Plan and a stock option agreement to be entered into in connection therewith by the Executive (the "Executive's Option Agreement"). Such options shall vest as follows: 20% on the date of grant,

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and 20% on each anniversary of the date of grant, until fully vested, unless otherwise provided in the Executive's Option Agreement.

     5.   TERMINATION.

          (a) Termination by Company; Discharge for Cause. The Company shall be entitled to terminate this Agreement and the Executive's employment with the Company at any time and for whatever reason, or at any time for "Cause" (as defined below), by written notice to the Executive. Termination of the Executive's employment by the Company shall constitute a termination for "Cause" if such termination is for one or more of the following reasons: (i) the willful failure or refusal of the Executive to render services to the Company in accordance with his obligations under this Agreement, including, without limitation, the failure or refusal of the Executive to comply with the work rules, policies, procedures, and directives as established by the Board of Directors and consistent with this Agreement if such failure or refusal continues for a period of not less than 30 days after written notice outlining the situation is given by the Company to the Executive; (ii) a determination by the Board of Directors, made after reasonable inquiry (including an opportunity for the Executive to be heard), that the Executive has committed an act of fraud or embezzlement; (iii) a determination by the Board of Directors, made after reasonable inquiry (including an opportunity for the Executive to be heard), that the Executive has committed any other action with the intent to injure the Company; (iv) the Executive having been convicted of a felony or a crime involving moral turpitude; (v) a determination by the Board of Directors, made after reasonable inquiry (including an opportunity for the Executive to be heard), that the Executive has misappropriated the property of the Company; (vi) a determination by the Board of Directors, made after reasonably inquiry (including an opportunity for the Executive to be heard), that the Executive has engaged in personal misconduct which has materially injured the Company, including, without limitation, engaging in harassment or discrimination in violation of the Company's policies; or (vii) the Executive having willfully violated any law or regulation relating to the business of the Company which results in material injury to the Company. In the event of the Executive's termination by the Company for Cause hereunder, the Executive shall be entitled to no severance or other termination benefits except for any unpaid Salary accrued through the date of termination. A termination of this Agreement by the Company without Cause pursuant to this Section 5(a) shall entitle the Executive to the Severance Payment and other benefits specified in Section 5(f) hereof. In addition, the parties acknowledge and agree that any election by the Company not to extend the term of this Agreement pursuant to Section 1 shall not constitute a termination of this Agreement or of the Executive's employment by the Company.

          (b) Death. If the Executive dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate and the Company shall have no further obligation to the Executive or his estate except that the Company shall pay to the Executive's estate that portion of his Salary and benefits accrued through the date of death. All such payments to the Executive's estate shall be made in the same manner and at the same time as the Executive's Salary.

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          (c)  Disability. If during the term of this Agreement, the Executive shall be prevented from performing his duties hereunder for either (i) a period of 90 days or (ii) 150 days in any 12-month period by reason of disability, then the Company, on 30 days prior written notice to the Executive, may terminate this Agreement. For purposes of this Agreement, the Executive shall be deemed to have become disabled when the Board of Directors of the Company, upon verification by a physician designated by the Company, shall have determined that the Executive has become physically or mentally unable (excluding infrequent and temporary absences due to ordinary illness) to perform the essential functions of his duties under this Agreement with or without reasonable accommodation. In the event of a termination pursuant to this paragraph (c), the Company shall be relieved of all its obligations under this Agreement, except that the Company shall pay to the Executive or his estate in the event of his subsequent death, that portion of the Executive's Salary and benefits accrued through the date of such termination. All such payments to the Executive or his estate shall be made in the same manner and at the same time as his Salary and would have been paid to him had he not become disabled.

          (d) Termination for Good Reason. The Executive shall be entitled to terminate this Agreement and his employment with the Company at any time upon 30 days written notice to the Company for "Good Reason" (as defined below); provided, however, that if the Company eliminates the reason for such termination to the reasonable satisfaction of the Executive within such 30-day period, the Executive shall not be entitled to terminate this Agreement and his employment with the Company pursuant to this subsection (d). The Executive's termination of employment shall be for "Good Reason" if such termination is a result of any of the following events:

               (i) the Executive is assigned any responsibilities or duties materially inconsistent with his position, duties, responsibilities and status with the Company as in effect at the date of this Agreement or as may be assigned to the Executive pursuant to Section 2 hereof;

               (ii)   the Salary payable to the Executive pursuant to
Section 4(a) hereof in any year is reduced by an amount in excess of fifteen percent (15%) of the previous year's Salary, unless the Executive has otherwise agreed to such reduction;

               (iii) there is (1) a failure by the Company or any successor to the Company or its assets to continue to provide to the Executive any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, stock option plan, life insurance, disability plan, pension plan or retirement plan in which the Executive was entitled to participate in as at the date of this Agreement or subsequent thereto, and the Company fails to provide a substitute therefor which is substantially similar to the discontinued material benefit or plan, or (2) the taking by the Company of any action that materially and adversely affects the Executive's participation in or materially reduces his rights or benefits under or pursuant to any such plan, but excluding any such action that is required by law;

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               (iv)   without Executive's consent, the Company requires the
executive to relocate to any city or community other than one within a 50 mile radius of the greater metropolitan area of Houston, Texas, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations under this Agreement;

               (v) there is any material breach by the Company of any provision of this Agreement; or

               (vi) there is a Change of Control (as defined below) of the Company.

          For purposes hereof, the term "Change of Control" shall have the meaning specified in the Option Agreement entered into by the Company and the Executive as of the date hereof pursuant to the Company's 2002 Stock Option Plan.

          Upon the Executive's termination of this Agreement for Good Reason, the Executive shall be entitled to the payments and other benefits specified in
Section 5(f) hereof.

          (e) Voluntary Termination. Notwithstanding anything to the contrary herein, the Executive shall be entitled to voluntarily terminate this Agreement and his employment with the Company at his pleasure upon 30 days written notice to such effect. In such event, the Executive shall not be entitled to any further compensation other than any unpaid Salary and benefits accrued through the last day worked. At the Company's option, the Company may pay to the Executive the salary and benefits that the Executive would have received during such 30 day period in lieu of requiring the Executive to remain in the employment of the Company for such 30 day period.

          (f) Termination Benefits Upon Involuntary Termination or Termination for Good Reason. In the event that the Company terminates this Agreement and the Executive's employment with the Company for any reason other than for Cause (as defined in Section 5(a) hereof), death, disability (as defined in Section 5(c) hereof), then the Company shall pay the Executive an amount (the "Severance Payment") equal to one year's Salary plus the amount of bonus received by the Executive related to the fiscal year immediately prior to the year in which such termination occurs, payable over a 6-month period after such termination in accordance with the Company's customary payroll practices. In the event that the Executive terminates this Agreement and his employment with the Company for Good Reason (as set forth in Section 5(d) hereof), then the Company shall pay the Executive an amount (the "Good Reason Severance Payment") equal to one year's Salary plus a portion of the bonus received by the Executive related to the fiscal year immediately prior to the year in which such termination occurs which is (1) proportionate to the number of days during such year that the Executive was employed by the Company and (2) in no event less than fifty percent (50%) of the preceding year's bonus, payable over a 6-month period after such termination in accordance with the Company's customary payroll practices. In addition, following any such termination, the Executive shall be entitled to the following benefits (collectively, the "Additional Benefits");

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               (i)    continued coverage, at the Company's cost, under the
Company's group health plan for the applicable coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") but only if Executive elects such COBRA continuation in accordance with the time limits and in the applicable COBRA regulations; and

               (ii) an amount equal to the sum of (A) any unreimbursed expenses incurred by the Executive in the performance of his duties hereunder through the date of termination, plus (B) any accrued and unused vacation time or other unpaid benefits as of the date of termination.

          The parties agree that, because there can be no exact measure of the damages which would occur to the Executive as a result of termination of employment, such payments contemplated in this Section 5(f) shall be deemed to constitute liquidated damages and not a penalty and the Company agrees that the Executive shall not be required to mitigate his damages. The Severance Payment or the Good Reason Severance Payment, as the case may be, and the Additional Benefits shall be paid in lieu of any amounts payable by reason of any severance package or agreement offered or in effect by the Company, and shall be paid only if the Executive executes a termination agreement releasing all legally waivable claims arising from the Executive's employment.

          (g) Survival. Notwithstanding the termination of this Agreement under this Section 5, all provisions of this Agreement hereof which by their terms are to be performed following the termination hereof shall survive such termination and be continuing obligations.

     6.   COVENANTS OF THE EXECUTIVE.

          (a) Confidential Information. The Executive shall not, without the prior written consent of the Company (except as may be required in connection with any judicial or administrative proceeding or inquiry), disclose to any person, other than an officer or director of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive officer of the Company, any confidential information obtained by him, before or after the date hereof, while in the employ of the Company with respect to its business or assets, including, but not limited to, confidential information relating to the technology, properties, accounts, books, records, suppliers, trade secrets and contracts of the Company (collectively, the "Confidential Information"); provided, however, that Confidential Information shall not include any information known or available to the public (other than as a result of unauthorized disclosure by the Executive).

          (b) Covenant Not to Compete. The Executive acknowledges that he has been and will continue to be provided with Confidential Information in the course of his employment with the Company. The Executive agrees that in order to protect the Company's Confidential Information, it is necessary to enter into the following restrictive covenant, which is ancillary to the enforceable promises between the Company and the Executive in Section 6(a) of this Agreement. The Executive covenants that the Executive shall, during the term of this Agreement

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and for a period of one (1) year following the termination of the Executive's employment hereunder for whatever reason, observe the following separate and independent covenants:

               (i) Neither the Executive nor any Affiliate (as defined in subsection (c) below) will, without the prior written consent of the Company, within the Area (as defined in subsection (c) below), either directly or indirectly, (1) become financially interested in a Competing Enterprise (as defined in subsection (c) below) (other than as a holder of less than five percent (5%) of the outstanding voting securities of any entity whose voting securities are listed on a national securities exchange or quoted by the NASDAQ Stock Market, including the OTC Bulletin Board or any comparable system), or (2) engage in or be employed by any Competing Enterprise as a consultant, officer, director, or executive or managerial employee.

               (ii) Neither the Executive nor any Affiliate will, without the prior written consent of the Company, either directly or indirectly, on Executive's own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert, or appropriate, to any Competing Enterprise, any person or entity whose account with the Company was serviced by or under the Executive's direction or supervision during the term of this Agreement.

               (iii) Neither the Executive nor any Affiliate will, without the Company's prior written consent, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, to any Competing Enterprise, any person employed by the Company, any of its subsidiaries or any dental practices affiliated with the Company or any of its subsidiaries through a long-term services agreement (collectively, the "Affected Parties"), whether or not such employee is a full-time or a temporary employee of any such Affected Party and whether or not such employment is pursuant to written agreement and whether or not such employment is at will.

          (c) The following terms used in Section 6(b) shall have the definitions set forth below:

          "Affiliate" means any person or entity directly or indirectly controlling, controlled by, or under common control with the Executive. As used herein, the word "control" means the power to direct the management and affairs of a person.

          "Area" means (i) any "Metropolitan Statistical Area" or "Primary Metropolitan Statistical Area" (as each such term is defined by the Federal Office of Management and Budget) in which the Company owns a dental center or has a dental center under development and (ii) within 10 miles of any dental center owned or under development by the Company that is not located in a Metropolitan Statistical Area or a Primary Metropolitan Statistical Area.

          "Competing Enterprise" means any person or any business organization of whatever form, engaged directly or indirectly within the Area in the business of the Company or any of it subsidiaries or any other related business conducted by the Company or any of its subsidiaries as of the time of the termination of the Executive's employment by the Company.

          (d) The parties hereto agree that the Executive's breach of any covenant contained in this Section 6 could result in substantial damage to the Company which would be impossible to ascertain. By reason of that fact, the Executive agrees that, in the event of such breach, the Company shall have the right to enforce such provisions by injunctive or other relief in equity.

          (e) The parties hereto agree that if at any time while the Executive is subject to the provisions of Section 6(b), the Company breaches its obligation, if any, to make any Severance Payment or Good Reason Severance Payment to the Executive, and such breach is not cured within 10 days after written notice to the Company from the Executive, then the Executive shall be released from his obligations under Section 6(b).

     7.   PUT OPTION.

          (a) The following terms used in this Section 7 and in Section 8 shall have the definitions set forth below:

          "Common Share Equivalents" means, at any given time, the sum of
(i) the number of Common Shares outstanding, plus (ii) the number of Common Shares issuable upon the exercise of the Warrants at such time, plus (iii) the maximum number of Common Shares issuable upon the exercise or conversion of all other outstanding warrants, options and convertible securities of the Company from time to time, without regard to whether such exercise or conversion is then available.

          "Common Shares" means shares of common stock of the Company, par value $.001 per share.

          "Fair Market Value Per Common Share" as at any determination date shall mean:

          (i) with respect to securities that are publicly traded, the average of the daily closing prices of such security for twenty-one (21) consecutive trading days ending on such date, or if such date is not a trading day, on the trading day immediately before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 21-day trading period). The closing price for each day shall be the last reported sale price or, in case no reported sale takes place on such day, the average of the last closing bid and asked prices, in either case on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid or asked prices, then the last bid and asked price of such security prior to 4:00 p.m. New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg, or, if the foregoing do not apply, the last closing bid and asked prices of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.; or

          (ii) with respect to securities that are not publicly traded, an amount determined by an Independent Appraiser equal to (i) the fair market value of the common equity of the Company and its subsidiaries divided by (ii) the Common Share Equivalents outstanding on such determination date. In determining the fair market value of the Company and its subsidiaries, the Independent Appraiser shall value the Company and such subsidiaries as a going concern assuming the exercise of the Warrants, and without taking into account any discount for minority interest, absence of voting rights or lack of liquidity.

          "Independent Appraiser" means a business appraiser or investment banker of recognized regional standing (i) with experience in valuing companies engaged in businesses similar to that of the Company, (ii) that has no affiliation with the Company, the Executive or any of their respective affiliates and (iii) that has been selected in accordance with Section 7(e).

          "Note" means the senior subordinated convertible promissory note of the Company in the original principal amount of $700,000 issued to the Executive pursuant to the terms of the Note Purchase Agreement.

          "Note Purchase Agreement" means that certain Senior Subordinated Note and Warrant Purchase Agreement dated July 19, 2002 among the Company, the Executive, Heller Financial, Inc. and Midwest Mezzanine Fund II, L.P.

          "Put/Call Shares" means the Common Shares issued upon the conversion of the Note and the exercise of the Warrants.

          "Warrants" means those certain warrants to purchase Common Shares issued to the Executive pursuant to the Note Purchase Agreement.

          (b) If the Executive's employment is terminated by the Company without Cause, or if the Executive terminates his employment with the Company for Good Reason, the Executive shall have the option to require the Company to
(i) purchase the Note for an amount equal to the outstanding principal amount thereof and all accrued interest thereon through the date of such purchase (such amount, the "Note Put Price"), and (ii) redeem and purchase all of the Warrants and Put/Call Shares held by the Executive (the "Put Option"), pursuant to the terms of this Section 7. The purchase price for the Warrants and the Put/Call Shares to be acquired by the Company shall be equal to the product of (A) the Fair Market Value Per Common Share, calculated as of the date the Put Option Notice (as defined below) with respect to such Put Option was given, and (B) the number of Put/Call Shares for which the Put Option has been exercised (such amount, the "Warrant Put Price," and together with the Note Put Price, the "Put Price"). For purposes of this Section 7, the number of Put/Call Shares for which the Put Option has been exercised is the number of Put/Call Shares included in such Put Option plus (without duplication), the number of Common Shares then issuable if the Warrants included in the Put Option were exercised for Common Shares on the date for determining the Warrant Put Price.

          (c) The Executive may exercise the Put Option by delivering a written notice to the Company to that effect at any time within 60 days after the Executive's termination of employment without Cause or for Good Reason, as the case may be (the "Put Option Notice"). The Company, in consultation with the Executive, shall set the date for the closing of such Put Option (the "Sale Date"), which shall not be more than 120 days after the date on which the Put Option Notice was given. The Put Price shall be due and payable in full on the Sale Date, and upon payment of the Put Price, the Executive shall transfer and deliver to the Company (i) the Note and (ii) the certificate or certificates representing the Warrants and the certificate of certificates representing the Put/Call Shares, as the case may be, in each case together with all necessary assignments and endorsements.

          (d) The Company and the Executive acknowledge and agree that in order for the Company to fulfill its obligation to purchase the Note, the Warrants and the Put/Call Shares pursuant to this Section 7, the Company may need to obtain approvals or consents required pursuant to any loan agreement or other instrument or agreement to which the Company is then a party, enter into new or additional financing arrangements, and eliminate any legal restriction or limitation on its ability to consummate the Put Option. If the Put Option is exercised, the Company agrees to use all commercially reasonable efforts (i) to obtain any such required approval or consent under any such loan agreement or other instrument or agreement, (ii) obtain all financing as may be necessary to provide funds to pay the Put Price, and (iii) eliminate any legal restriction or limitation on the Company's ability to repurchase the securities hereunder. If the Put Option is exercised and the Put Price is not paid in full on the Sale Date, then such Put Option may be terminated by the Executive and the securities that were the subject of such Put Option may be the subject of a subsequent Put Option. The Executive acknowledges and agrees that this is the sole remedy for the Company's failure to pay the Put Price in full on the Sale Date.

          (e) The Independent Appraiser determining Fair Market Value Per Common Share in connection with the exercise of a Put Option shall be selected within 5 days of the date of the Put Option Notice by mutual agreement of the Company and the Executive. The cost of any appraisal utilized in calculating the Warrant Put Price shall be borne by the Company. A copy of all appraisal reports issued by the Independent Appraiser shall be delivered to the Executive on or prior to the 90th day after the Put Option Notice was given.

          (f) The closing of the Put Option shall take place at the principal office of the Company or such other place as may be mutually agreed to by the Executive and the Company. The Put Price shall be paid by cashier's or certified check or by wire transfer at closing.

     8.   CALL OPTION.

          (a) Upon the termination of the Executive's employment with the Company for any reason, the Company shall have the right, but not the obligation, to (i) purchase the Note for an amount equal to the outstanding principal amount and all accrued interest thereon through the date of such purchase (the "Note Call Price"), and (ii) redeem and purchase all of the Warrants and Put/Call Shares held by the Executive (such right, the "Call Option"), pursuant to the terms of this Section 8. The purchase price for the Warrants and the Put/Call Shares to be acquired by the Company shall be either (A) an amount equal to the product of (x) the Fair Market Value Per Common Share, calculated as of the date the Call Notice (as defined below) with respect to such Call Option was given, and (y) the number of Put/Call Shares for which the Call Option has been exercised, in the event the Executive's employment with the Company is terminated due to the Executive's death or disability, termination by the Company without Cause or termination by the Executive for Good Reason, or
(B) an amount equal to the par value of the Common Shares multiplied by the number of Put/Call Shares for which the Call Option has been exercised, in the event the Executive's employment with the Company is terminated for Cause or the Executive voluntarily terminates his employment with the Company (in each case, the "Warrant Call Price," and collectively with the Note Call Price, the "Call Price"). For purposes of this Section 8, the number of Put/Call Shares for which the Call Option has been exercised is the number of Put/Call Shares included in such Call Option plus (without duplication), the number of Common Shares then issuable if the Warrants included in the Call Option were exercised for Common Shares on the date for determining the Warrant Call Price.

          (b) The Company may exercise the Call Option by delivering written notice to the Executive (the "Call Notice") stating that the Company is exercising its Call Option, the Call Price to be paid (including supporting information and schedules to verify such calculation), and the date and time for the closing of the Call Option, which shall not be more than 120 days after the date on which the Executive receives the Call Notice. The closing of the Call Option shall take place at the principal office of the Company or such other place as may be mutually agreed by the Executive and the Company. The Call Price shall be due and payable in full on the date of the closing of the Call Option, and upon payment of the Call Price, the Executive shall transfer and deliver to the Company (i) the Note and (ii) the certificate or certificates representing the Warrants and the certificate or certificates representing the Put/Call Shares, as the case may be, in each case together with all necessary assignments and endorsements. The Call Price shall be paid by cashier's or certified check or by wire transfer at closing.

     9. CONSENT AND WAIVER BY THIRD PARTIES. The Executive hereby represents and warrants that he has obtained all necessary waivers and/or consents from third parties as to enable him to accept employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligations or understanding with any such third party.

     10. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered personally or mailed, certified or registered mail, return receipt requested, postage prepaid or delivered by commercial overnight courier service, charges prepaid to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the overnight courier service, if delivered by overnight courier service:

          If to the Executive:   James M. Usdan
                                 P.O. Box 540876
                                 Houston, Texas 77254-0876

          If to the Company:     Castle Dental Centers, Inc.
                                 3701 Kirby, Suite 550
                                 Houston, Texas 77098
                                 Attn: Chairman, Compensation Committee

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

     11. REMEDIES. Nothing contained in this Agreement shall be construed as prohibiting any party from pursuing any other remedies available to it for any breach or threatened breach, including, without limitation, the recovery of money damages. These covenants and disclosures shall each be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and agreements.

     12. WAIVERS AND MODIFICATIONS. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 12. No modification or waiver by the Company shall be effective without the consent of at least a majority of the Compensation Committee of the Board of Directors then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement supersedes all prior agreements between the Executive and the Company and sets forth all the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas and shall be binding upon and enforceable against the Executive's heirs and legal representatives.

     14. SEVERABILITY. In case of one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been a part of this Agreement. Notwithstanding the foregoing, however, if for any reason any provision containing restrictions set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, any such provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

     15. ASSIGNMENT; REPRESENTATIONS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors, legal representatives and assigns and upon the Executive, his heirs, executors, administrators, and representatives. Any reference to the Company herein shall mean the Company as well as any successors thereto. The Company represents that it has all corporate power and authority necessary to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

                            [Signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement as of the date and year first above written.

                                            COMPANY:

                                            CASTLE DENTAL CENTERS, INC.


                                            By:  /s/  John M. Slack
                                               ---------------------------------
                                            Name:  John M. Slack
                                                --------------------------------
                                            Title:  Secretary
                                                  ------------------------------



                                            EXECUTIVE:


                                            By: /s/  James M. Usdan
                                               ---------------------------------
                                                James M. Usdan